UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2018

NOTIS GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54928	30-0893689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1715 Highway 35 North, Suite 101

Middletown, New Jersey 07748

(Address of principal executive offices) (zip code)

(800) 762-1452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Effective as of March 12, 2018, The AEON Group, LLC, a Delaware limited liability company (“AEON”), EWSD I, LLC, a wholly-owned subsidiary of ours (“EWSD”), and we entered into an Investment and Royalty Agreement (the “I & R Agreement”), pursuant to which AEON committed to use its best efforts to invest up to$1,000,000.00 in us (the “Investment “). As of the date of this Current Report, AEON has invested $500,000.00. We intend to use the Investment to grow and harvest 100 acres of industrial hemp at our operations in Pueblo, Colorado (our “Pueblo Farm”), from March 1, 2018 through November 30, 2019 (our “2018-2019 Crop”), and, thereafter, in the processing and marketing our products. For accounting purposes, we will account for and characterize the Investment as debt. However, none of the parties to the I & R Agreement intends that the Investment is a loan in the traditional sense, as AEON’s return, if any, on the Investment is to be accomplished through its potential receipt of periodic payments from us (the “Royalties”), which are to be calculated as a percentage of our Gross Sales (as discussed below) of our 2018-2019 Crop (as discussed below).

The Royalties are to be an amount equal to 50% of our Gross Sales of our 2018-2019 Crop until AEON has received Royalties in an amount equivalent to the amount of the Investment. Thereafter, and until the Gross Sales of our 2018-2019 Crop are equal to $10,000,000, the percentage rate of payment of Royalties shall be reduced to an amount equal to 20% of Gross Sales of our 2018-2019 Crop and, thereafter, to an amount equal to 10% of the Gross Sales of our 2018-2019 Crop. “Gross Sales” means the actual revenues received by us that result from all sales made by us of industrial hemp from our 2018-2019 Crop, net of all taxes related thereto (with the exceptions of real property taxes related to our Pueblo Farm on which the industrial hemp was grown and of our income taxes), discounts, credits, promotional charges or fees, returns, and charge-backs.

We also agreed that, at such time as we become legally permitted under federal and state securities laws to issue shares of our common stock, we shall issue to AEON that number of our shares as is then equivalent to $100,000 (the “Shares”). The number of Shares shall be based upon the 10-business day trailing VWAP of our common stock as of the date on which we may first issue the Shares. Lastly, we also granted to AEON a five-year right of first negotiation (the “First Right”) in the event that we seek to obtain additional financing (whether debt, equity, or otherwise) in connection with future crops (including growing, harvesting, processing, extraction, and marketing thereof).

If AEON does not tender all of the Investment on or before May 31, 2018, then each of the above-described percentage numbers in respect of the Royalties shall be reduced to a number that is a pro rata percentage number. If, for example, the aggregate Investment remains at $500,000.00, then (i) the 50% Royalties percentage would be reduced to 25%, (ii) the 20% Royalties percentage would be reduced to 10%, and (iii) the 10% Royalties percentage would be reduced to 5%. Further, in the event that the above-referenced percentage numbers in respect of the Royalties are reduced, then the number of Shares otherwise to be issued to AEON would also be reduced on a pro rata basis. If, for example, the aggregate Investment remains at $500,000.00, then the equivalent value of the Shares to be issued would be reduced by 50% to $50,000.00. Finally, the First Right shall be void ab initio.

Item 1.02 Termination of a Material Definitive Agreement.

On May 31, 2017, we disclosed that we, and two of our subsidiaries, EWSD, and Pueblo Agriculture Supply and Equipment LLC, and Trava LLC, a Florida limited liability company that had lent various sums to us (“Trava”), had entered into a Management Services Agreement (the “MS Agreement”) in respect the Pueblo Farm. After having earlier modified the MS Agreement through the provisions of the on-going monthly funding provided by Trava (the “Modification”; see discussion below), effective as of January 29, 2018, Trava and we entered into an agreement to terminate the relationship among us (the “Termination Agreement”).

Prior to its termination, the MS Agreement was for a 36-month term with two consecutive 12-month unilateral options exercisable in the sole discretion of Trava. Pursuant to the provisions of the MS Agreement, Trava was to collect all revenue generated by the Pueblo Farm operations. Further, Trava was to satisfy all of our Pueblo Farm-related past due expenses and, subject to certain limitations, to pay all current and future operational expenses of the Pueblo Farm operations. Finally, commencing October 2017, Trava was obligated to make the monthly mortgage payments on the Pueblo Farm, although we remained responsible for any and all “balloon payments” due under the mortgage. On a cumulative calendar monthly cash-on-cash basis, Trava was obligated to tender to us or, at our option, to either or both of our subsidiaries, an amount equivalent to 51% of the net cash for each such calendar month. Such monthly payments were to be on the 10th calendar day following the end of a calendar month for which such tender is required. Assuming Trava exercised each option, it also had the right, but not the obligation, under certain circumstance to purchase the Pueblo Farm operation from us at the expiration of the fifth year.

As a result of the Termination Agreement, the contingent purchase option has been terminated in full and (i) Trava has no further financial obligations to us and no longer has any right to 49% of the monthly net cash generated by the Pueblo Farm operations and (ii) we no longer have any MS Agreement-mandated financial obligations to Trava other than to repay the loans made to us (see a discussion of the Modification, below) and, in lieu of any compensation or reimbursement that otherwise could have been tendered between us, we agreed that, on or before March 31, 2019, we will tender to Trava $250,000.00 (the “In Lieu Funds”). If it turns out that the operation of 12 acres of cultivation the Pueblo Farm in connection with the 2018 harvest season generates revenue in excess of an agreed-upon sum, then the In Lieu Funds due and payable to Trava will be increased by 49% of such excess.

The Modification provided that, if Trava were to convert, in whole or in part, any one or more of our promissory notes in its favor into shares of our common stock, then, except for certain specific situations, Trava becomes obligated to continue to exercise its conversion rights in respect of those notes (subject to the 4.9% limitations set forth therein) and diligently to sell the underlying conversion in open market or other transactions (subject to any limitations imposed by the Federal securities laws and any “leak-out” type of arrangements in respect of the those shares to which Trava is then a party). That Modification is still in full force and effect, as it was included in substantially all of our promissory notes in favor of Trava.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOTIS GLOBAL, INC.

Dated: May 15, 2018	By:	/s/ Ned Siegel
	Name:	Ned Siegel
	Title:	Executive Chairman